Exhibit 99.1

Enova Announces Pricing of $200 Million Securitization

CHICAGO, October 10, 2019 /PRNewswire/ --  Enova International (NYSE: ENVA), a leading financial technology and analytics company offering consumer and small business loans and financing, today announced that it has priced $200 million initial principal amount of Fixed Rate Asset-Backed Notes (the “Notes”) in a private securitization transaction backed by NetCredit installment loans. The Notes, which include $138.8 million of Class A notes, $44.5 million of Class B notes and $16.7 million of Class C notes, were priced with a weighted average fixed interest rate of 5.61% per annum. All of the Notes have a legal final payment date of June 22, 2026. Enova’s second term asset-backed securitization will provide additional flexible funding to meet strong demand for NetCredit installment loans.

"NetCredit launched in 2012 to provide longer-term unsecured installment loans to near prime customers and is one of Enova’s fastest growing product segments, making up 46% of total outstanding loans as of June 30, 2019,” said Enova’s CEO David Fisher. “This latest securitization enhances Enova’s cost of funds, liquidity and capacity to fund NetCredit loan originations, and further demonstrates our ability to successfully access the capital markets and diversify funding sources.”

Jefferies LLC acted as the sole bookrunner for the transaction, which is scheduled to close on October 17, 2019, and is subject to customary closing conditions.

"This transaction saw significant investor demand and high levels of oversubscription as we built upon the success of our inaugural term NetCredit securitization last October as well as the solid credit performance of our NetCredit business,” said Enova’s CFO Steve Cunningham. “As a result, we improved our advance rate, pricing and investor diversification while demonstrating our ability to develop a scalable, repeatable and efficient securitization platform at Enova.”

The Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act“), or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from, or a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Notes were offered and are only being sold to qualified institutional buyers under Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S under the Securities Act.

This press release is not an offer to sell, nor a solicitation of an offer to buy, any securities, nor shall there be any sale of these securities in any state or jurisdiction in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About Enova

Enova (NYSE: ENVA) is a leading provider of online financial services to non-prime consumers and small businesses, providing access to credit powered by its advanced analytics, innovative technology, and

Exhibit 99.1

world-class online platform and services. Enova has provided more than 5 million customers around the globe with access to more than $20 billion in loans and financing. The financial technology company has a portfolio of trusted brands serving consumers, including CashNetUSA®, NetCredit®, On Stride Financial®, QuickQuid® and Simplic®; two brands serving small businesses, Headway Capital® and The Business Backer®; and offers online lending platform services to lenders. Through its Enova Decisions™ brand, it also delivers on-demand decision-making technology and real-time predictive analytics services to clients. You can learn more about the company and its brands at www.enova.com.

SOURCE Enova International, Inc.

For further information:

Public Relations Contact:

Kaitlin Lowey

Email: media@enova.com

Investor Relations Contact:

Monica Gould

Office: (212) 871-3927

Email: IR@enova.com

Lindsay Savarese

Office: (212) 331-8417

Email: IR@enova.com

Cautionary Statement Concerning Forward Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about the business, financial condition and prospects of Enova. These forward-looking statements give current expectations or forecasts of future events and reflect the views and assumptions of Enova’s senior management with respect to the business, financial condition and prospects of Enova as of the date of this release and are not guarantees of future performance. The actual results of Enova could differ materially from those indicated by such forward-looking statements because of various risks and uncertainties applicable to Enova’s business, including, without limitation, those risks and uncertainties indicated in Enova’s filings with the Securities and Exchange Commission (“SEC”), including our annual report on Form 10-K, quarterly reports on Forms 10-Q and current reports on Forms 8-K. These risks and uncertainties are beyond the ability of Enova to control, and, in many cases, Enova cannot predict all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, the words “believes,” “estimates,” “plans,” “expects,” “anticipates” and similar expressions or variations as they relate to Enova or its management are intended to identify forward-looking statements. Enova cautions you not to put undue reliance on these statements. Enova disclaims any intention or obligation to update or revise any forward-looking statements after the date of this release.